Exhibit 10.1

THIRD AMENDMENT

TO THE

VALASSIS COMMUNICATIONS, INC.

SUPPLEMENTAL BENEFIT PLAN

THIS AMENDMENT to the Valassis Communications, Inc. Supplemental Benefit Plan, as amended (the “Plan”), is made on this 8th day of July, 2010, by Valassis Communications, Inc. (the “Corporation”).

WHEREAS, the Corporation maintains the Plan for the benefit of a select group of management or highly-compensated employees;

WHEREAS, the Corporation’s Board of Directors has the authority to amend the Plan under Sections 8.7 and 9 thereof; and

WHEREAS, the Corporation’s Board of Directors approved an amendment to the Plan to expand the definition of “earnings” to include annual bonus awards under certain circumstances.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 4.3 of the Plan is amended by adding the following sentence after the final sentence of such Section:

“Effective as of July 8, 2010, ‘earnings’ also includes annual bonus amounts to the extent such amounts exceed one hundred percent (100%) of a participant’s annual base pay; provided, however, that no special, ad hoc, or one-time bonuses will be treated as ‘earnings’.”

2. All other terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been adopted by the Corporation as of the day and year first written above.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	General Counsel, Senior Vice President, Administration and Secretary